Exhibit 99.1

FIRST ALBANY REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

ALBANY, NEW YORK, April 27, 2005 – First Albany Companies Inc. (NASDAQ: FACT) today reported its financial results for the first quarter ending March 31, 2005, and will hold a conference call today at 10:00 AM, EDT (see dial-in information below).

Overview of Quarterly Results

First Albany’s 2005 first quarter net revenues from continuing operations were $28.6 million, compared to $42.4 million for the same period in 2004. This figure reflects a $3.8 million decline in the market value of the Company’s investment portfolio. The Company reported consolidated net loss from continuing operations of $6.7 million for the 2005 first quarter, compared to a net loss of $1.2 million for the same period in 2004.  Profitability for the first quarter was negatively impacted by a difficult trading environment in Fixed Income and lower net revenue in Equities.  However, Public Finance net revenues were $5.1 million, a 27 percent increase over the first quarter of 2004. First quarter 2005 net income per diluted share from continuing operations was a loss of $0.53 compared to a loss of $0.11 per diluted share in the first quarter of 2004. Consolidated net loss was $ 6.9 million for the quarter compared to $1.9 million for the same period in 2004. Diluted earnings per share on a consolidated basis for the first quarter of 2005 were a loss of $0.54 per share compared with a loss of $0.18 in the first quarter of 2004.

“We had below budget revenues during a very difficult operating environment in the first quarter and were disappointed that this revenue shortfall offset our extensive cost reductions,” said Alan Goldberg, President and Chief Executive Officer of First Albany Companies Inc. “We are committed to taking the steps necessary to achieve profitability in this environment, and expect to see the benefits of our actions going forward.”

Operational Highlights

Equities

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Equity Capital Markets net revenue was $14.0 million for the 2005 first quarter, compared to $22.2 million for the same period in 2004.

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Investment Banking net revenue was down 43 percent for the 2005 first quarter compared to the same period in 2004.  During the 2005 first quarter the Company completed seven transactions. The Company acted as a lead manager on two equity offerings, a co-manager on three equity offerings and as a placement agent on two transactions.

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Sales and Trading net revenue was down 35 percent for the 2005 first quarter compared to the same period in 2004, with a 37 percent drop in NASDAQ net revenue and a 23 percent drop in Listed net revenue.

Fixed Income

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Fixed Income net revenue was $17.2 million for the 2005 first quarter, compared to $19.6 million for the same period in 2004. A strong quarter in Public Finance was offset by poor trading results across all fixed income product groups. However, as a result of actions taken to broaden product offerings in mortgage backed securities and high yield corporate bonds, net revenues in those areas were up year over year.

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Public finance net revenue was $5.1 million in the 2005 first quarter, an increase of 27 percent, compared to the same period in 2004.  This increase was primarily the result of a strong underwriting calendar.

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High grade corporate bond net revenue was $2.0 million, down 71 percent for the 2005 first quarter, compared to same period in 2004.  Spread compression and reduced customer activity continue to negatively impact high grade revenue.

FIRST ALBANY REPORTS Q1 FINANCIAL RESULTS, continued

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Driven by the acquisition of Descap Securities, Mortgage-backed net revenue increased three-fold to $4.7 million in the first quarter compared to the same period in 2004.

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High yield corporate bond net revenue of $1.9 million was up 56 percent for the 2005 first quarter compared to the same period in 2004, due primarily to the addition of a high yield group.

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Municipal sales and trading revenue was down 25 percent to $2.5 million for the 2005 first quarter compared to the same period in 2004 on a decline in principal transactions.

Other

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Other net revenue decreased $3.2 million for the 2005 first quarter compared to the same period in 2004, primarily as a result of a $3.8 million decline in the market value of the Company’s investment portfolio in the first quarter.

	Three Months Ending March 31,
2005	2004		% Change
(Dollars in Thousands)
Net Revenues:

Equities	14,010	22,177	-37%
Fixed Income	17,185	19,587	-12%
Other	(2,583)	662	-490%

Total	28,612	42,426	-33%

Pre-Tax Operating Income:

Equities	(1,923)	2,660	-172%
Fixed Income	477	2,193	-78%
Other	(10,399)	(7,613)	-37%

Total	(11,845)	(2,760)	-329%

Capital Markets (Fixed Income & Equities)
	Three Months Ending March 31,
	2005	2004	% Change
(Dollars in Thousands)
Net Revenues:

Institutional Sales & Trading
Equities	10,853	16,625	-35%
Fixed Income	10,989	14,638	-25%

Total Institutional Sales & Trading	21,842	31,263	-30%

Investment Banking
Equities	3,130	5,478	-43%
Fixed Income	5,424	4,499	21%

Total Investment Banking	8,554	9,977	-14%

Net Interest Income	765	451	70%
Other Income	34	73	-53%

Total Net Revenues	31,195	41,764	-25%

Note: Does not include Discontinued Operations

FIRST ALBANY REPORTS Q1 FINANCIAL RESULTS, continued

Shareholders’ Equity

Shareholders’ equity as of March 31, 2005 was $80.7 million, as compared to $86.1 million on December 31, 2004.  Book value per share as of March 31, 2005 was $6.13, as compared to $6.72 on December 31, 2004.

Conference Call Information

First Albany Companies will hold a conference call today, Wednesday, April 27, 2005, at 10:00 A.M. (EST).

This call will be webcast and can be accessed on the Investor Relations portion of the First Albany Companies website at www.firstalbany.com, as well as being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. To participate on the call, please dial 800.362.0571 and request the First Albany earnings call. A recording of the call will be available for seven days by dialing 800.934.3941.

About First Albany

Founded in 1953, First Albany is a leading institutionally focused independent investment bank that serves the institutional market, the growing corporate middle market and public institutions by providing clients with strategic, research-based, innovative investment opportunities. First Albany offers a diverse range of products through its Equities division, Fixed Income division and Venture Capital division, FA Technology Ventures Inc.  First Albany is traded on NASDAQ under the symbol FACT with offices in major business and commercial markets.

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This press release contains "forward-looking statements,” which are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. These statements are not historical facts but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control.  It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

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FOR ADDITIONAL INFORMATION

PLEASE CONTACT:

Steven R. Jenkins (Investors)

Chief Financial Officer

First Albany Companies

518.447.8500

Al Bellenchia (Media)

Fleishman Hillard

212.453.2256

Ben Tanner (Media)

Fleishman Hillard

212.453.2301

FIRST ALBANY REPORTS Q1 FINANCIAL RESULTS, continued

FIRST ALBANY COMPANIES INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended March 31,
(In thousands of dollars except for per share amounts and shares outstanding)	2005	2004
Revenues:
Commissions	$4,587	$5,798
Principal transactions	17,625	24,948
Investment banking	8,462	10,642
Investment gains (losses)	(3,798)	(277)
Interest income	3,385	1,736
Fees and other	736	561
Total revenues	30,997	43,408
Interest expense	2,385	982
Net revenues	28,612	42,426
Expenses (excluding interest):
Compensation and benefits	28,945	31,342
Clearing, settlement and brokerage costs	1,734	1,765
Communications and data processing	3,659	3,983
Occupancy and depreciation	2,732	2,227
Selling	1,733	1,739
Other	1,654	4,130
Total expenses (excluding interest)	40,457	45,186
(Loss) income before income taxes	(11,845)	(2,760)
Income tax (benefit) expense	(5,106)	(1,516)
Income (loss) from continuing operations	(6,739)	(1,244)
Income (loss) from discontinued operations, net of taxes	(156)	(684)
Net income (loss)	$(6,895)	$(1,928)
Per share data:
Basic earnings:
Continued operations	$(0.53)	$(0.11)
Discontinued operations	(0.01)	(0.07)
Net income	$(0.54)	$(0.18)
Diluted earnings:
Continued operations	$(0.53)	$(0.11)
Discontinued operations	(0.01)	(0.07)
Net income	$(0.54)	$(0.18)
Weighted average common and common equivalent shares outstanding:
Basic	12,707,216	11,011,213
Diluted (a)	13,636,683	12,529,966

(a) Amount includes 929,467 in 2005, and 1,518,753 in 2004, common equivalent shares that were excluded from the computation of dilutive earnings per share because they were anti-dilutive.